UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
ENDEAVOUR INTERNATIONAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1000 Main Street, Suite 3300
Houston, Texas 77002
December 6, 2006
Dear Stockholder:
     We invite you to attend a Special Meeting of Stockholders of Endeavour International Corporation, which will be held on Tuesday, December 19, 2006, at 10:00 a.m., local time, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas. At the meeting, you will be asked to consider and approve (a) the issuance of 125,000 shares of Series C Preferred Stock in exchange for 125,000 shares of outstanding Series A Preferred Stock and (b) the issuance of all shares of common stock potentially issuable pursuant to the terms of the Series C Preferred Stock. The material differences between the Series C Preferred Stock and the Series A Preferred Stock are described in the enclosed proxy statement.
     The materials enclosed include the formal notice of the meeting, the proxy statement and the proxy card. The proxy statement tells you about the agenda, procedures and rules of conduct for the meeting.
     Regardless of the size of your holdings, it is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please complete, sign and return the enclosed proxy card in the accompanying envelope or vote via the telephone or the Internet.
     Thank you for your cooperation and continued support.
Sincerely,

William L. Transier
Chairman, Chief Executive Officer and President

Notice of Special Meeting of Stockholders
To be Held December 19, 2006
Dear Stockholder:
     You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Endeavour International Corporation, a Nevada corporation, which will be held on Tuesday, December 19, 2006, at 10:00 a.m., local time, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas. The Special Meeting will be held for the following purposes:
1.	To approve (a) the exchange of all 125,000 shares of our outstanding Series A Preferred Stock for 125,000 shares of newly issued Series C Preferred Stock and (b) the issuance of all shares of common stock potentially issuable pursuant to the terms of the Series C Preferred Stock; and

2.	To transact such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.
     The close of business on November 16, 2006 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting or any adjournment(s) or postponement(s) thereof.
     Whether or not you plan to attend the Special Meeting, we ask that you sign and return the enclosed proxy or vote via the telephone or the Internet as promptly as possible to ensure that your shares will be represented. Please see the enclosed proxy card for specific instructions. Your Internet and telephone votes must be received before 12:00 midnight, Eastern Standard Time on the evening of December 18, 2006. A self-addressed, postage paid envelope has been enclosed for your convenience. If you attend the meeting, you may withdraw any previously given proxy and vote your shares in person.
By Order of the Board of Directors,

H. Don Teague
Secretary
December 6, 2006

SOLICITATION AND REVOCABILITY OF PROXIES
QUESTIONS AND ANSWERS
PROPOSAL-EXCHANGE OF ALL OUTSTANDING SERIES A PREFERRED STOCK FOR NEWLY ISSUED SERIES C PREFERRED STOCK AND THE ISSUANCE OF ALL SHARES OF COMMON STOCK POTENTIALLY ISSUABLE PURSUANT TO THE TERMS OF THE SERIES C PREFERRED STOCK
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Endeavour International Corporation
1000 Main Street, Suite 3300
Houston, Texas 77002

Proxy Statement

SOLICITATION AND REVOCABILITY OF PROXIES
     The enclosed proxy is solicited by and on behalf of the board of directors of Endeavour International Corporation, a Nevada corporation, for use at the Special Meeting to be held on Tuesday, December 19, 2006, at 10:00 a.m., local time, at the Four Seasons Hotel Houston, 1300 Lamar Street, Houston, Texas, or at any adjournment(s) or postponement(s) thereof. Unless the context otherwise requires, references to “Endeavour”, “we”, “us” or “our” mean Endeavour International Corporation or any of our subsidiaries. The solicitation of proxies by the board of directors will be conducted primarily by mail. Georgeson Inc. has been retained to assist us in the solicitation of proxies in connection with the Special Meeting for a fee of approximately $7,500, plus out-of-pocket expenses. In addition, our directors, officers and employees may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation of proxies. We will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our common stock and our Series B Preferred Stock. The costs of the solicitation will be borne by us; provided however, that we will not bear any costs related to an individual stockholder’s use of the Internet or telephone to cast their vote. This proxy statement and the proxy card were first mailed to our stockholders on or about December 6, 2006.
     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) the execution and submission of a later dated proxy, (b) written notice to the Office of the Corporate Secretary, Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002 or (c) voting in person at the Special Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Special Meeting.
     Stockholders entitled to vote may vote their shares via telephone (by calling 1-866-626-4508) or via the Internet (by entering the following website www.votestock.com). In both methods of voting, the control number found on your proxy card will be needed. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend upon the voting processes of the bank or broker and stockholders should follow the voting instructions on the form they receive from their bank or broker. Telephone and Internet voting will close at 12:00 a.m., Eastern Standard Time, on December 18, 2006.
     Stockholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the self-addressed, postage-paid envelope provided. Any proxy given pursuant to such solicitation and received prior to the Special Meeting will be voted as specified in such proxy. Unless otherwise instructed or unless authority to vote is withheld, properly executed and returned proxies will be voted (a) FOR approval of the exchange of all of our outstanding Series A Preferred Stock for newly issued Series C Preferred Stock and the issuance of all shares of common stock potentially issuable pursuant to the terms of the Series C Preferred Stock, and (b) in accordance with the judgment of the persons named in the proxy on such other matters as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.
     At the close of business on November 16, 2006, the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, there were 118,655,687 outstanding shares of common stock, 125,000 outstanding shares of Series A Preferred Stock and 19,714 outstanding shares of Series B Preferred Stock. Each common stockholder is entitled to one vote for each share of common stock, and each holder of Series B Preferred Stock is entitled to one vote for each share of Series B Preferred Stock. The common stock and Series B Preferred Stock are the only classes of outstanding securities entitled to notice of and to vote at the Special Meeting and will vote together as a single class on the matters to be voted on at the Special Meeting. The holders of Series A Preferred Stock are not entitled to vote on the proposal that is the subject of this proxy statement. In order to transact business at the Special Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present or represented by proxy. Abstentions will be counted for the purpose of determining whether a quorum is present, and proxies returned by brokerage firms for which no voting instructions have been received from their principals will not be counted for the purpose of determining whether a quorum is present. Our assistant secretary will tabulate the votes cast by proxy or in person at the Special Meeting.

QUESTIONS AND ANSWERS

Q:	WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A:	The purpose of the Special Meeting is for our stockholders to consider and act upon a proposal (the “Proposal”) to approve (a) the issuance of 125,000 shares of Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”) in exchange for all of our outstanding Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) and (b) the issuance of all shares of common stock potentially issuable pursuant to the terms of the Series C Preferred Stock. We issued 125,000 shares of Series A Preferred Stock for $125 million pursuant to a Subscription and Registration Rights Agreement (the “Subscription Agreement”) by and among us and the preferred stock investors party thereto (the “Preferred Investors”) in order to finance a portion of the purchase price of our acquisition of all of the outstanding shares of Talisman Expro Limited, which we completed on November 1, 2006 (the “Acquisition”).

Pursuant to the rules of the American Stock Exchange (“AMEX”), certain antidilution provisions requested by the Preferred Investors could not be included without us acquiring stockholder approval prior to the issuance of the Series A Preferred Stock. Because of the timing of the closing of the Acquisition, we were not able to solicit stockholder approval of these provisions in advance of the issuance of the Series A Preferred Stock. Accordingly, in order to expedite the receipt of the funds necessary to close the Acquisition, we issued the Series A Preferred Stock without the requested antidilution provisions (but with certain restrictions on our ability to engage in financing transactions) and agreed to convene a special meeting to submit this Proposal for approval by our stockholders. If the Proposal is approved, we will issue 125,000 shares of Series C Preferred Stock in exchange for all 125,000 shares of Series A Preferred Stock outstanding and will pay a lower dividend rate (8.5% for Series C Preferred Stock compared to 10.0% for Series A Preferred Stock for dividends paid in cash and 8.921% for Series C Preferred Stock compared to 10.421% for Series A Preferred Stock for dividends paid in common stock) to the Preferred Investors. In addition, we will no longer be restricted from engaging in certain equity financing transactions which might be dilutive to the Preferred Investors. The antidilution provisions contained in the Series C Preferred Stock serve to protect the Preferred Investors from any dilution that may result from the transactions that are otherwise prohibited by the terms of the Series A Preferred Stock.

Q:	WHO MAY VOTE AT THE SPECIAL MEETING?

A:	Holders of record as of November 16, 2006 of our common stock and our Series B Preferred Stock may vote at the Special Meeting.

Q:	WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

A:	The Board of Directors recommends that you vote FOR the Proposal. Please see “Reasons for Board of Directors Recommendation.”

Q:	WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

A:	Under AMEX rules, approval by a majority of the votes cast is required for approval of the Proposal. Holders of our common stock and Series B Preferred Stock will vote together as a single class on the Proposal. As of November 16, 2006, there were 118,655,687 shares of our common stock outstanding and 19,714 shares of our Series B Preferred Stock outstanding. A quorum must be represented at the Special Meeting for any action to be taken. A quorum is at least a majority of the voting power represented by the shares of our common stock and Series B Preferred Stock.

Certain members of our management have agreed with certain of the Preferred Investors to vote all of their shares of common stock in favor of the Proposal. Please see “Interests of Certain Persons.” The management shares that are subject to the voting agreement represent approximately 14% of the voting power entitled to vote at the Special Meeting.

Q:	HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

A:	Abstentions are counted in determining that a quorum is present for the meeting, while broker non-votes will not be counted in determining the presence of a quorum. Both abstentions and broker non-votes will be disregarded in calculating the total votes cast on the proposal.

Q:	WHAT ARE BROKER NON-VOTES?

A:	Under AMEX rules, brokers are not permitted to vote their customers’ shares on non-routine matters, such as this Proposal, unless they have received voting instructions from their customers. Broker non-votes are shares held in “street name” for which brokers do not receive voting instructions, and which therefore cannot be voted. If your shares are held in “street name,” you should follow the directions provided by your broker to instruct your broker to vote your shares.

Q:	CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:	Yes. Proxies may be revoked at any time prior to the voting of the proxy by (a) the execution and submission of a later dated proxy, (b) written notice to the Officer of the Corporate Secretary, Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002 or (c) voting in person at the Special Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Special Meeting. If you have instructed a broker to vote your shares, you must follow the procedure established by your broker to change these instructions.

Q:	DO I NEED TO ATTEND THE SPECIAL MEETING IN PERSON?

A:	No. Although you are welcome to attend, it is not necessary for you to attend the Special Meeting in order to vote your shares. As described in this proxy statement, you may (a) vote by telephone or the Internet, (b) complete and return the enclosed proxy card or (c) follow the procedure provided by your broker to instruct your broker to vote your shares.

Q:	WHERE CAN I FIND MORE INFORMATION ABOUT ENDEAVOUR?

A:	We file reports and other information with the Securities and Exchange Commission (“SEC”). You may read and copy this information at the SEC’s public reference facilities. This information is also available at www.sec.gov and our website at www.endeavourcorp.com. You may also obtain documents incorporated by reference into this proxy statement from us. Please see “Incorporation of Certain Documents by Reference.”

Q:	WHO CAN ANSWER OTHER QUESTIONS?

A:	If you have questions about the Special Meeting or the Proposal, you should contact:

Rusty Fisher Endeavour Investor Relations (713) 307-8770 or Georgeson Inc. Call toll-free: (866) 647-8863

PROPOSAL—EXCHANGE OF ALL OUTSTANDING SERIES A PREFERRED STOCK FOR NEWLY
ISSUED SERIES C PREFERRED STOCK AND THE ISSUANCE OF ALL SHARES OF COMMON STOCK
POTENTIALLY ISSUABLE PURSUANT TO THE TERMS OF THE SERIES C PREFERRED STOCK
Background
     On November 1, 2006, we completed our acquisition of all of the outstanding shares of Talisman Expro Limited for a purchase price of $374 million after preliminary purchase price adjustments. The Acquisition significantly increased the size of our operations and our oil and gas reserves. In addition, the Acquisition provides our first production in the United Kingdom and cash flows from such production are expected to help support our ongoing exploration drilling program. Total estimated net cash costs for the Acquisition, including various costs to secure financing and costs of implementing a commodity hedging program, were approximately $418 million.
     We financed a portion of the purchase price of the Acquisition with proceeds from the issuance of $125 million of Series A Preferred Stock pursuant to the Subscription Agreement by and among Endeavour and the Preferred Investors. Pursuant to the Subscription Agreement, we agreed to convene a special meeting and submit for approval by our stockholders the Proposal that is the subject of this proxy statement.
Proposal
     At the Special Meeting, our stockholders will consider and act upon the Proposal to approve (a) the issuance of 125,000 shares of Series C Preferred Stock in exchange for all of our outstanding Series A Preferred Stock and (b) the issuance of all shares of common stock potentially issuable pursuant to the terms of the Series C Preferred Stock. The exchange will be on a one-for-one basis. The effects of approving the Proposal are described in detail below.
Effects of Approval
     Dividend Rate
     Under the terms of the Series A Preferred Stock, we are obligated to pay a cumulative dividend equal to 10.0% per annum of the original issue price (compounded quarterly) if paid in cash and 10.421% per annum of the original issue price (compounded quarterly) if paid in stock (the “Dividend Rate”). If the Proposal is approved, as a result of the issuance of the Series C Preferred Stock, the Dividend Rate will be reduced to 8.5% per annum of the original issue price (compounded quarterly) if paid in cash and 8.921% per annum of the original issue price (compounded quarterly) if paid in stock. Such a reduction would decrease our annual dividend obligation by approximately $1.875 million, whether paid in cash or stock. If the Proposal is approved within 120 days of November 1, 2006, the date of the issuance of the Series A Preferred Stock, the reduced Dividend Rate will be retroactive to the date of such issuance.
     Antidilution Provisions
     The Series A Preferred Stock currently has a conversion price of $2.50, which is subject to customary adjustments in the event of a stock split or combination of our common stock. In addition, the terms of the Series A Preferred Stock prohibit us from:
     (a) issuing or selling shares of our common stock for consideration other than cash, unless the board of directors and a two-thirds majority of the holders of the Series A Preferred Stock (a “Series A Majority”) agree that the fair value of the consideration received is greater than or equal to the “Series A Benchmark,” which is the lesser of $2.35 or the then applicable conversion price for the Series A Preferred Stock;
     (b) issuing or selling shares of our common stock for cash for a price less than the Series A Benchmark without the approval of a Series A Majority;
     (c) issuing or selling (i) securities convertible into or exchangeable for common stock (“Convertible Securities”) or (ii) any options, warrants or other rights to subscribe for or purchase, or any options for the purchase of, any of our common stock or Convertible Securities (“Options”) entitling the holder to acquire shares of our common stock for an effective price per share less than the Series A Benchmark without the approval of a Series A Majority; and
     (d) issuing any Options or Convertible Securities entitling the holder to acquire shares of our common stock for an effective price that floats, resets or otherwise varies.

     The Series C Preferred Stock contains the same customary adjustments for stock splits and combinations as the Series A Preferred Stock. However, the Series C Preferred Stock does not contain the prohibitions on the issuance and sale of our common stock, Convertible Securities and Options set forth in (a) – (d) above (collectively, the “Series A Equity Financing Restrictions”). Accordingly, if the Proposal is approved, we will no longer be subject to the Series A Equity Financing Restrictions. The Series C Preferred Stock will contain antidilution provisions pursuant to which the conversion price of the Series C Preferred Stock will be adjusted should we consummate any dilutive transactions that were previously prohibited by the Series A Equity Financing Restrictions.
     Initially, the Series C Preferred Stock will have the same $2.50 conversion price as the Series A Preferred Stock. However, if we (a) issue or sell any shares of our common stock for a price per share less than the “Series C Benchmark,” which is the lesser of (i) 94% of the conversion price applicable to the Series C Preferred Stock immediately preceding such issuance or sale (the “Series C Conversion Price”) and (ii) $2.35, or (b) issue or sell any Convertible Securities or Options entitling the holder to acquire shares of our common stock at a price per share less than the Series C Benchmark, then the Series C Conversion Price will be reduced to equal 106.38% of the price per share of common stock, in the case of (a), or the conversion price or exercise price applicable to the Convertible Securities or Options, in the case of (b). Similarly, if we issue Options or Convertible Securities entitling the holder to acquire shares of our common stock for an effective price that floats, resets or otherwise varies, the antidilution provisions provide that the Series C Conversion Price will adjust each time the effective price per share of such Convertible Securities or Options is determined. In addition, if we purchase or redeem our common stock, Options or Convertible Shares at a price per share greater than the average closing price of our common stock for the 10 trading days ending on the day preceding such purchase or redemption, then the Series C Conversion Price will be adjusted downward so that the holders of Series C Preferred Stock will get the benefit of such purchase or redemption of such common stock, Options or Convertible Shares.
     Under the terms of the Series A Preferred Stock, certain issuances of equity, including issuances of common stock as an inducement to new officers, directors or employees and issuances of common stock upon the exercise of currently outstanding Options or Convertible Securities, are permissible under the Series A Equity Financing Restrictions. These types of issuances will not trigger any adjustments under the antidilution provisions of the Series C Preferred Stock.
Effects of Failure to Approve
     If the Proposal is not approved, we will not exchange the Series C Preferred Stock for the Series A Preferred Stock unless the proposal is approved at a subsequent stockholders meeting. As described above, the Dividend Rate payable in respect of the Series A Preferred Stock is higher than the Dividend Rate payable in respect of the Series C Preferred Stock. If the Proposal is not approved, we will continue to pay the higher Dividend Rate. As we currently expect to pay dividends on the Series A Preferred Stock in common stock, this higher Dividend Rate will result in relatively more dilution to our common stockholders in the future. Furthermore, if the Proposal is not approved, the additional antidilution provisions will not go into effect, and we will remain subject to the Series A Equity Financing Restrictions, which may hinder our ability to raise capital.
     Until the Proposal is approved and adopted by our stockholders, we are required to resubmit the Proposal for stockholder approval and adoption at all future annual meetings of our stockholders and at up to two additional special meetings of our stockholders per year, which will be convened upon the request of holders of 15% or more of the Series A Preferred Stock. The board of directors will continue to recommend to the stockholders that they vote in favor of the Proposal at each such meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL.
Reasons for Board of Directors Recommendation
     Our board of directors believes that the Proposal is in the best interests of Endeavour and our stockholders and should be approved for the following reasons:
•	we will pay a substantially lower Dividend Rate;

•	we will have more flexibility if we decide to raise additional equity capital; and

•	we will have more alternatives for future debt and equity financings.

Interests of Certain Persons
     As a condition precedent to the closing of the sale of the Series A Preferred Stock to the Preferred Investors, William L. Transier, John N. Seitz, Bruce H. Stover, H. Don Teague and Lance Gilliland entered into a Voting Agreement and Irrevocable Proxy dated as of November 1, 2006 with certain of the Preferred Investors party thereto (the “Voting Agreement”), pursuant to which they agreed to vote all of their shares of common stock in favor of the Proposal. The management shares that are subject to the Voting Agreement represent approximately 14% of the voting power entitled to vote at the Special Meeting.
Required Vote
     Approval by a majority of the votes cast is required for approval of the Proposal. Holders of our common stock and Series B Preferred Stock will vote together as a single class on the Proposal. As of November 16, 2006, there were 118,655,687 shares of our common stock outstanding and 19,714 shares of our Series B Preferred Stock outstanding. A quorum must be represented at the Special Meeting for any action to be taken. A quorum is at least a majority of the voting power represented by the shares of our common stock and Series B Preferred Stock.
Security Ownership of Certain Beneficial Owners and Management
Common Stock and Series A Preferred Stock. The following table shows the amount of common stock and Series A Preferred Stock beneficially owned (as defined by the SEC’s rules and regulations) by (a) persons whom we know to be the beneficial owners of more than 5% of our outstanding common stock based solely on our review of the Schedule 13G Statement of Beneficial Ownership filed by such person with the Securities and Exchange Commission on the dates indicated, (b) persons whom we know to be the beneficial owners of more than 5% of our Series A Preferred Stock, (c) our directors, (d) John N. Seitz and William L. Transier, who were our Co-Chief Executive Officers as of December 31, 2005, and each of the four other most highly compensated individuals who were serving as our executive officers as of December 31, 2005 as reported in our proxy statement that was filed with the Securities and Exchange Commission on April 28, 2006 and (e) our directors and executive officers as a group. The beneficial holders listed below do not possess any additional voting rights with respect to the shares of our common stock that they own. The holders of the Series A Preferred Stock are not entitled to vote on the Proposal at the Special Meeting. The number of shares shown includes shares that are individually owned or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
          Except as otherwise indicated, all information is as of November 16, 2006:

			Percentage of		Percentage of
			Common	Series A	Series A
			Stock	Preferred Stock	Preferred Stock
	Common Stock		Beneficially	Beneficially	Beneficially
Name and Address of Beneficial Owner	Beneficially Owned(1)		Owned(1)	Owned	Owned
The Mitchell Group, Inc.	12,337,400	(2)	10.4%	—	—
1100 Louisiana Street, Suite 4810 Houston, Texas 77002

Morgan Stanley	7,714,438	(3)	6.5%	—	—
1585 Broadway New York, New York 10036

John N. Seitz	7,136,200	(4)(17)	5.6%	—	—
1000 Main Street, Suite 3300 Houston, Texas 77002

William L. Transier	7,016,801	(5)(17)	5.5%	—	—
1000 Main Street, Suite 3300 Houston, Texas 77002

Palo Alto Investors, LLC	6,936,400	(6)	5.9%	—	—
470 University Avenue Palo Alto, California 94301

Bruce H. Stover	1,457,802	(7)(17)	*	—	—

Michael D. Cochran	1,084,185	(8)	*	—	—

			Percentage of		Percentage of
			Common	Series A	Series A
			Stock	Preferred Stock	Preferred Stock
	Common Stock		Beneficially	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Beneficially Owned		Owned	Owned	Owned
H. Don Teague	842,826	(9)(17)	*	—	—

Lance G. Gilliland	654,526	(10)(17)	*	—	—

John B. Connally III	440,067	(11)	*	—	—

Robert L. Thompson	357,186	(12)	*	—	—

Barry J. Galt	203,945	(13)	*	—	—

Nancy K. Quinn	197,972	(14)	*	—	—

Thomas D. Clark	37,665	(15)	*	—	—

Goldman, Sachs & Co.	12,000,000	(17)(18)	9.2%	30,000	24.0%
One New York Plaza New York, NY 10004

HBK Investments L.P.	11,000,000	(19)	8.5%	27,500	22.0%
300 Crescent Court, Suite 700 Dallas, Texas 75201

Eton Park Capital Management, L.P.	11,000,000	(20)	8.5%	27,500	22.0%
825 Third Avenue, 9th Floor New York, New York 10011

TPG—Axon GP, LLC	7,000,000	(17)(21)	5.6%	17,500	14.0%
888 Seventh Avenue – 38th Floor New York, NY 10019

King Road Investments Ltd.	5,000,000	(17)(18)	4.0%	12,500	10.0%
598 Madison Avenue - 14th Floor New York, NY 10022

Magnetar Master Fund, Ltd	4,000,000	(18)	3.3%	10,000	8.0%
1603 Orrington Avenue Evanston, IL 60201

All directors and executive officers as a group (11 persons)	19,429,175	(16)	14.1%	—	—

*	Less than 1%.

(1)	Pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares or to direct the vote or disposition of such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares or to direct the vote or disposition of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. This table has been prepared based on 118,655,687 shares of common stock and 125,000 shares of Series A Preferred Stock outstanding as of November 16, 2006.

(2)	Based upon the Schedule 13G filed November 22, 2006 with the Securities and Exchange Commission, The Mitchell Group, Inc. has sole voting and dispositive power as to the shares of common stock.

(3)	Based upon the Schedule 13G filed February 15, 2006 with the Securities and Exchange Commission with respect to its securities as of December 31, 2005, Morgan Stanley has sole voting and dispositive power as to 7,712,015 shares and shared voting and dispositive as to 2,423 shares.

(4)	Mr. Seitz is our Vice Chairman of the Board. The shares beneficially owned by Mr. Seitz include 416,667 shares of common stock underlying stock options.

(5)	Mr. Transier is our Chief Executive Officer and President. Mr. Transier is the trustee of the Lighthouse Bypass Trust but has no economic interest in 12,500 shares owned by the Lighthouse Bypass Trust and disclaims beneficial ownership of such shares. The shares beneficially owned by Mr. Transier include 416,667 shares of common stock underlying stock options.

(6)	Based upon the Schedule 13F filed November 14, 2006 with the Securities and Exchange Commission with respect to its securities as of September 30, 2006, Palo Alto Investors, LLC has sole voting and dispositive power as to 6,936,400 shares of common stock. We have reason to believe that Palo Alto Investors, LLC purchased 1,000,000 shares of common stock in our public offering, which closed on October 25, 2006, and that they may have bought additional shares since that time.

(7)	Mr. Stover is our Executive Vice President Operations and Business Development. The shares beneficially owned by Mr. Stover include 466,667 shares of common stock underlying stock options.

(8)	Mr. Cochran was our Executive Vice President Exploration. The shares beneficially owned by Mr. Cochran include 300,000 shares of common stock underlying stock options. Also includes 250,000 shares owned of record by 1600 Group, LLC, of which Mr. Cochran is the manager and has sole voting and investing power.

(9)	Mr. Teague is our Executive Vice President Administration, General Counsel and Secretary. The shares beneficially owned by Mr. Teague include 300,000 shares of common stock underlying stock options.

(10)	Mr. Gilliland is our Executive Vice President and Chief Financial Officer. The shares beneficially owned by Mr. Gilliland include 133,333 shares of common stock underlying options.

(11)	Mr. Connally is a director. The shares beneficially owned by Mr. Connally include 133,333 shares of common stock underlying stock options. Also includes 32,050 shares owned of record by Pin Oak Energy Partnership, of which Mr. Connally owns 50% of the partnership interest and has voting and investing power.

(12)	Mr. Thompson is Vice President, Chief Accounting Officer and Corporate Planning. The shares beneficially owned by Mr. Thompson include 133,333 shares of common stock underlying stock options.

(13)	Mr. Galt is a director. The shares beneficially owned by Mr. Galt include 33,333 shares of common stock underlying stock options.

(14)	Ms. Quinn is a director. The shares beneficially owned by Ms. Quinn include 33,333 shares of common stock underlying stock options.

(15)	Mr. Clark is a director.

(16)	Includes 2,366,666 shares issuable upon exercise of options.

(17)	The shares of common stock owned by Mr. Seitz, Mr. Transier, Mr. Stover, Mr. Teague and Mr. Gilliland (collectively, “Management”) are subject to a Voting Agreement dated as of November 1, 2006 by and among Goldman, Sachs & Co., King Road Investments Ltd., TPG—Axon Partners, LP, TPG—Axon Partners (Offshore), Ltd. (collectively, the “Investors”) and Management, pursuant to which Management has agreed to vote all of their shares of common stock in favor of the Proposal and are subject to certain restrictions on transfer of such shares until the Proposal is approved at this Special Meeting or a subsequent meeting. Please see “Proposal—Exchange of All Outstanding Series A Preferred Stock for Newly Issued Series C Preferred Stock—Interests of Certain Persons.”

(18)	Represents shares of common stock issuable upon conversion of the Series A Preferred Stock.

(19)	Represents shares of common stock issuable upon conversion of the Series A Preferred Stock. Based on a Schedule 13G filed November 11, 2006, HBK Investments L.P. has sole voting and dispositive power over the securities. Its general partner is HBK Partners II L.P., whose general partner is HBK Management L.L.C.

(20)	Represents shares of common stock issuable upon conversion of the Series A Preferred Stock. Based on a Schedule 13G filed November 8, 2006, as a group, Eton Park Fund, L.P., Eton Park Master Fund, Ltd., Eton Park Associates, L.P., Eton Park Capital Management, L.P. and Eric M. Mindich have shared voting and dispositive power with respect to 11,000,000 shares of common stock. Members of the group have the following voting and dispositive power: Eton Park Fund, L.P. has shared voting and dispositive power as to 3,630,000 shares; Eton Park Master Fund, Ltd. has shared voting and dispositive power as to 7,370,000 shares; Eton Park Associates, L.P. has shared voting and dispositive power as to 3,630,000 shares; Eton Park Capital Management, L.P. has shared voting and dispositive power as to 7,370,000 shares; and Mr. Mindich has shared voting and dispositive power as to 11,000,000 shares. Mr. Mindich disclaims beneficial ownership other than as to the portion of such shares relating to his individual economic interest.

(21)	Represents shares of common stock issuable upon conversion of the Series A Preferred Stock. Based on a Schedule 13G filed November 9, 2006, as a group, TPG-Axon GP, LLC, TPG-Axon Partners GP, L.P., TPG-Axon Partners, LP, TPG-Axon Capital Management, L.P., TPG-Axon Partners (Offshore), Ltd., Dinakar Singh LLC and Dinakar Singh have shared voting and dispositive power with respect to 7,000,000 shares of common stock. Members of the group have the following voting and dispositive power: TPG-Axon GP, LLC has shared voting and dispositive power as to 7,000,000 shares; TPG-Axon Partners GP, L.P. has shared voting and dispositive power as to 2,450,000 shares; TPG-Axon Partners, LP has shared voting and dispositive power as to 2,450,000 shares; TPG-Axon Capital Management, L.P. has shared voting and dispositive power as to 7,000,000 shares; TPG-Axon Partners (Offshore), Ltd. has shared voting and dispositive power as to 4,550,000 shares; Dinakar Singh LLC has shared voting and dispositive power as to 7,000,000 shares; and Dinakar Singh has shared voting and dispositive power as to 7,000,000 shares. Each of TPG-Axon GP, LLC, TPG-Axon Partners GP, L.P., Dinakar Singh LLC and Mr. Singh disclaim beneficial ownership of all of the shares of Series A Preferred Stock and the shares of common stock issuable upon conversion thereof.
     Series B Preferred Stock. The holders of our Series B Preferred Stock are entitled to vote with the holders of common stock on all matters for which stockholders are entitled to vote. Each share of Series B Preferred Stock is entitled to one vote per share.
     As of November 16, 2006, we have reason to believe that Michael Lauer, 7 Dwight Lane, Greenwich Connecticut 06831, was the beneficial owner of all 19,714 outstanding shares of Series B Preferred Stock.
Deadlines for Stockholder Proposals for Next Year’s Annual Meeting
     You may submit proposals on matters appropriate for stockholder action at future annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in next year’s proxy statement and proxy card no later than January 4, 2007. All proposals and notifications should be addressed to the Office of the Corporate Secretary, Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002. If

we do not receive notice of any matter that a stockholder wishes to raise at the annual meeting in 2007 by March 12, 2007 and the matter is raised at that meeting, the proxy holders for next year’s meeting will have discretionary authority to vote on the matter.
Other Matters
     The board of directors does not know of any other matters that are to be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We hereby incorporate by reference into this proxy statement the financial statements, supplementary financial information, management’s discussion and analysis of financial condition and results of operations and quantitative and qualitative disclosures about market risk contained in the following documents that we have filed with the SEC:
•	Our Annual Report on Form 10-K/A for the year ended December 31, 2005;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006; and

•	Our Current Report on Form 8-K/A filed on November 7, 2006.
     All documents and reports filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and on or prior to the date of the Special Meeting are deemed to be incorporated by reference in this proxy statement from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement.
     Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: the Office of the Corporate Secretary, Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.
     We have authorized no one to give you any information or to make any representation about the Special Meeting or our Company that differs from or adds to the information contained in this document or in the documents we have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.
     The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
By Order of the Board of Directors,
H. Don Teague
Secretary
December 6, 2006

Endeavour International Corporation
1000 Main Street, Suite 3300, Houston Texas 77002
PROXY
This Proxy is Solicited By and on Behalf of the Board of Directors for the
Special Meeting of Stockholders, December 19, 2006
     The undersigned hereby appoints each of William L. Transier and Lance Gilliland, proxy of the undersigned with full power of substitution, to vote all shares of Endeavour International Corporation stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Endeavour International Corporation to be held in Houston, Texas on Tuesday, December 19, 2006 at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXCHANGE OF ALL OUTSTANDING SERIES A PREFERRED STOCK FOR NEWLY ISSUED SERIES C PREFERRED STOCK AND THE ISSUANCE OF ALL SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE TERMS OF THE SERIES C PREFERRED STOCK.

1.
Approval of the exchange of all outstanding Series A Preferred stock for newly issued Series C Preferred Stock and the issuance of all shares of common stock pursuant to the terms of the Series C Preferred Stock:
	For ☐	Against ☐	Abstain ☐
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[CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
This proxy will be voted as indicated by the stockholder(s). If no choice is indicated above, this proxy will be voted “FOR” the approval of the exchange of all outstanding Series A Preferred Stock for newly issued Series C Preferred Stock and the issuance of all shares of common stock issuable pursuant to the terms of the Series C Preferred Stock.
The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement furnished herewith.

Please note any address changes.	Date:

Signature of Stockholder:

Signature of Stockholder:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

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YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OR THREE WAYS:
1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.
Call toll-free in the U.S or Canada at
1.866-626-4508 on a touch-tone telephone
OR
2.	VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”
OR
3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.
YOUR CONTROL NUMBER IS:
[Control #]